EXHIBIT 99

FOR IMMEDIATE RELEASE

PRESS RELEASE DATED NOVEMBER 5, 2010

Contact: Regan & Associates, Inc.
(212) 587-3005

TAYLOR DEVICES, INC. TO INITIATE SHARE REPURCHASE AGREEMENT

North Tonawanda, NY, November 5, 2010. Taylor Devices, Inc. (NASDAQ: TAYD) announced today that the Board of Directors of Taylor Devices, Inc. voted unanimously to enter into a share repurchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") under which the Company will repurchase shares of its common stock.  The Board authorized Douglas P. Taylor, the Registrant's President and Chief Executive Officer, to use approximately $500,000 of Registrant's cash on hand to repurchase shares of its outstanding common stock, $.025 par value ("Shares") through open-market purchases.  Purchases may be made from time to time, commencing on the date of this report until November 5, 2011, at the then current market price of the Shares.  Repurchases will be made by MLPF&S for benefit of the Registrant.

Taylor Devices, Inc. is a 55-year-old company engaged in the design, development, manufacture, and marketing of shock absorption, rate control and energy storage devices for use in various types of vehicles, machinery, equipment and structures.  The Company continues to achieve growth in the developing seismic protection field and in the isolation of wind-induced vibrations.

Taylor's website can be visited at: http://www.taylordevices.com/

Contact:     Artie Regan
                    Regan & Associates, Inc.
                    (212) 587-3005 (phone)
                    (212) 587-3006 (fax)
                    info@reganproxy.com